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                                                                    EXHIBIT 10.1

                                CARESCIENCE, INC.
               AMENDED AND RESTATED 1995 EQUITY COMPENSATION PLAN
               --------------------------------------------------
                          (Effective October 30, 2001)


     The purpose of the CareScience, Inc. Amended and Restated 1995 Equity Compensation Plan (the "Plan") is to provide designated key employees (including employees who are also officers and directors), and directors who are not employees ("Non-Employee Directors") of CareScience, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as the "Company") and selected consultants to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1.   ADMINISTRATION

     The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors (the "Committee") consisting of not less than two persons appointed by the Board of Directors of the Company (the "Board"). On and after the Effective Date set forth in Section 21(b), the Committee shall consist of not less than two persons appointed by the Board, all of whom shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. Notwithstanding the foregoing, the Board may ratify or approve any grants it deems appropriate.

     The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) select the "Valuation Expert," as defined below and (v) deal with any other matters arising under the Plan.

     The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.



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     Notwithstanding anything herein to the contrary, prior to the Effective
Date specified in Section 21(b), the Committee may delegate to the Company's Chief Executive Officer (the "CEO") the authority to make grants and to designate individuals to receive grants under Section 4 and, in any such case, the provisions of Sections 5, 6, and 7 shall apply to the CEO instead of the Committee, where applicable. In addition, notwithstanding anything herein to the contrary, prior to the Effective Date specified under Section 21(b), the Board may exercise any power or authority of the Committee under the Plan and, in such case, any reference to the Committee hereunder shall be deemed to include the Board as a whole.

2.   GRANTS

     Incentives under the Plan shall consist of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.   SHARES SUBJECT TO THE PLAN

     (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company, (the "Company Stock") that has been or may be issued or transferred under the Plan is 2,565,038 shares, in the aggregate. Notwithstanding anything in the Plan to the contrary, on and after the Effective Date as set forth in Section 21(b), the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any single employee during a calendar year shall be 500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee

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may deem necessary or desirable, shall be proportionately adjusted by the
Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.   ELIGIBILITY FOR PARTICIPATION

     All individuals employed by the Company or a subsidiary ("Employees") (including Employees who are officers or members of the Board) who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, all Non-Employee Directors and consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. The Committee shall select the Employees, Non-Employee Directors and consultants to receive Grants (the "Grantees") and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

     Nothing contained in this Plan shall be construed to limit the right of the Company to make Grants otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.   GRANTING OF OPTIONS

     (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

     (b) TYPE OF OPTION AND PRICE. The Committee may grant options intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options which are not intended to so qualify ("Nonqualified Stock Options") (hereinafter collectively the "Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor consultants shall be eligible to receive Grants of Incentive Stock Options.

     The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such Stock on the date such Stock Option is granted and in no event,

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based upon the facts known at the time of the grant, may a purchase price be established hereunder that would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code.

     During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the "fair market value" of Company Stock shall be determined by an independent firm, I.E., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the "Valuation Expert") or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of "fair market value" shall be made on a periodic basis, but no less than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, "fair market value" on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

     (c) EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

     (d) EXERCISABILITY OF OPTIONS.

         (1) With respect to Stock Options granted on or before December 23, 1998, such Stock Options shall become exercisable with respect to one-half of the shares subject to such Stock Options on each anniversary of the date of the Grant ratably for the first four such anniversary dates and the remaining one-half on the fourth anniversary of the date of Grant or as otherwise determined by the Committee, in its sole discretion, and specified in the Grant Letter. Notwithstanding any determination by the Committee, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

         (2) With respect to Stock Options granted after December 23, 1998, such Stock Options shall become exercisable in the manner as determined by the Committee, and as specified in the Grant Letter. Notwithstanding any determination by the Committee, all outstanding Stock Options shall become immediately exercisable upon a Change in Control of the Company (as defined herein).

     (e) MANNER OF EXERCISE. A Grantee may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (g) below. Should a Stock Option become exercisable on or after the Effective Date specified in
Section 21(b), such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be

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deposited. The Grantee may tender this notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

     (f) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

         (1) EMPLOYEES. The following provisions shall apply solely to a termination of employment of a Grantee who is an Employee at the time of termination of employment:

             (A) In the event that a Grantee's employment with the Company is terminated for any reason other than a "disability" (as defined herein), retirement approved by the Company, death or "termination for cause" (as defined herein), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 60 days of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

             (B) Notwithstanding the foregoing, in the event the Grantee during the Grantee's lifetime ceases to be an employee of the Company simultaneously with or after a Change in Control for any reason other than death, "disability," retirement approved by the Company, or a "termination for cause," prior to the Change in Control, by the Company, with respect to all of the Grantee's outstanding Stock Options (whether exercisable before such Change in Control or as a result thereof), unless the Grantee elects otherwise, the Company shall be required to pay to the Grantee, in cash, an amount equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Grantee's outstanding Stock Options, if such payment would not affect the accounting treatment of the transaction underlying the Change in Control; provided, however, that if any right granted pursuant to this Subsection would make the Change in Control ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of such Change in Control, the Grantee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.

             (C) In the event the Grantee ceases to be an employee of the Company on account of becoming "disabled," or retirement approved by the Company, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within six months of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).



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            (D) In the event of the death of the Grantee while he is an employee of the Company or within not more than 60 days of the date on which he ceases to be an employee on account of a termination of employment specified in Section 5(f)(1)(A) of the Plan (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an employee shall terminate as of such date (except as the Committee may otherwise provide).

            (E) For purposes of this Section 5(f)(1), the following terms shall be defined as follows: (A) "termination for cause" shall mean a Grantee's termination of employment from the Company as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company; and (B) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

         (2) NON-EMPLOYEE DIRECTORS AND CONSULTANTS. The following provisions shall apply solely to Grantees who are Non-Employee Directors or consultants at the time they cease to serve the Company in such capacity:

             (A) In the event a Non-Employee Director or consultant ceases to serve the Company in such capacity for any reason other than on account of becoming an employee of the Company, or "termination for cause", as defined below, any Stock Option which is otherwise exercisable by the Non-Employee or consultant shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Non-Employee Director's or consultant's Stock Options which are not otherwise exercisable as of the date on which the individual ceases to serve the Company shall terminate as of such date (except as the Committee may otherwise provide).

             (B) In the event the Optionee ceases to be a Non-Employee Director or consultant to the Company on account of a "termination for cause" by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to serve in such capacity (except as the Committee may otherwise provide).

     (g) SATISFACTION OF OPTION PRICE. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee including Company Stock acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price or (iii) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Grantee to the Company, but only in accordance with the provisions of a Loan Program established by the Company, or any successor program as in effect from time to



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time, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Committee pursuant to the Loan Program, and (B) bearing interest at a rate not less than the applicable Federal rate prescribed by
Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the Loan Program or (iv) through any combination of (i),
(ii) or (iii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding tax is paid.

     (i) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

     (j) OPTIONAL PURCHASE BY THE COMPANY. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Grantee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Grantee's outstanding Stock Options. Notwithstanding the foregoing, if any right granted pursuant to this Subsection would make any corporate transaction ineligible for pooling of interests accounting treatment under APB No. 16 that but for this provision would otherwise be eligible for such accounting treatment, or would otherwise affect the tax treatment of any such transaction, the Grantee shall not be able to receive a cash payment in lieu of the exercise of his or her Stock Options.

6.   RESTRICTED STOCK GRANTS

     The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant") pursuant to an incentive or long range compensation plan or program approved by the Committee and adopted by the Board. Neither consultants nor Non-Employee Directors shall be eligible to receive Restricted Stock Grants. The following provisions are applicable to Restricted Stock Grants:

     (a) GENERAL REQUIREMENTS. Shares of Company Stock issued pursuant to Restricted Stock Grants shall be issued for no consideration, at the sole discretion of the Committee. Subject to any other restrictions by the Committee as provided pursuant to this Section, restrictions on the transfer of shares of Company Stock set forth in Section 6(d) shall lapse as to up to one-half of the shares covered by a Restricted Stock Grant on each anniversary of the date of the Grant ratably for the first four such anniversary dates and one-half at the end of year four, or such other date as the Committee may approve until the restrictions have lapsed on 100% of


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the shares; provided, however, that upon a Change in Control of the Company
(as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

     (b) NUMBER OF SHARES. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

     (c) REQUIREMENT OF EMPLOYMENT. If the Grantee's employment terminates during a period designated in the Grant Letter as the Restriction Period, the Committee shall have the right to require the Grantee to surrender immediately to the Company for cancellation, all shares covered by the Grant as to which restrictions on transfer have not lapsed, and the Grantee shall cease to have any rights with respect to the surrendered shares. The Committee may provide for complete or partial exceptions to this requirement as it deems equitable.

     (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 8. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

     (e) RIGHT TO VOTE AND TO CASH DIVIDENDS. During the Restriction Period, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any regular cash dividends paid on such shares.

     (f) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon a Change in Control of the Company (as defined herein), all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

7.   STOCK APPRECIATION RIGHTS

     (a) The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. The exercise price of each SAR shall be equal to (i) the exercise price or option price of the related Stock Option or
(ii) the fair market value of a share of Company Stock as of the date of grant of such SAR, but only in such


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circumstances where the SAR is granted subsequent to the date of grant of the related Stock Option and an exercise price established in accordance with clause (i) above would result in the disallowance of the Company's expense deduction pursuant to Section 162(m) of the Code and related Treasury regulations.

     (b) The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option or Stock Options during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Upon a Grantee's exercise of some or all of his SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. Subject to adjustments required pursuant to Subsection
(a)(ii), the stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Company Stock on the date of exercise of such SAR.

     (d) At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their fair market value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised, and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

8.   TRANSFERABILITY OF GRANTS

     Only the Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee's spouse, lineal descendant or to one or more trusts for the benefit of such family group members or to partnerships in which such family members are the only partners (a "Family Group Transfer") provided that the Employee receives no consideration for a Family Group Transfer and the Grant Letter relating to the Stock Options

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transferred in a Family Group Transfer continues to apply the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Group Transfer. At the discretion of the Committee and upon the advise of counsel with respect to applicable tax and securities law consequences, a "Family Group Transfer" may be deemed to include a domestic partner with whom the Employee shares a residence.

9.   RIGHT OF FIRST REFUSAL

     Prior to the Effective Date specified in Section 21(b), if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock distributed to him by the Committee under this Plan, he shall first offer the same to the Company by giving the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock. If the Company decides to exercise this option, the purchase price of the Company Stock shall be the proposed price and may be payable, at the discretion of the Committee, in substantially equal installments over one year from the date of purchase.

     In the event the Company does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

     Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section to the extent that exercise of such right would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of Section 1202 of the Code. To the extent that the Company's right of first refusal is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

     On and after the Effective Date specified in Section 21(b), the Company shall have no further right to purchase shares of Company Stock under this Section and its limitations shall be null and void.

10. RIGHT OF REPURCHASE UPON DEATH OR TERMINATION OF EMPLOYMENT. Prior to the Effective Date specified in Section 21(b) of the Plan, the Company shall have the right to repurchase shares of Company Stock issued under the Plan upon the death or termination of employment of the Grantee for any reason at a price paid in cash equal to the fair market value of the shares as determined by the Committee immediately preceding the date the shares are to be sold. At the

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discretion of the Committee, payment for the repurchase of such shares of
Company Stock may be made in substantially equal installments over one year from the date of purchase.

     Notwithstanding the foregoing, the Board, in its sole discretion, may waive the Company's right of repurchase pursuant to this Section to the extent that the repurchase would cause any Company Stock issued by the Company to fail to meet the requirements of "qualified small business stock" within the meaning of
Section 1202 of the Code. To the extent that the Company's repurchase right is so waived, the Board may, in its sole discretion, pass-through such right to the remaining stockholders of the Company on a pro-rata basis. To the extent that a stockholder has been given such right and does not purchase his pro-rata allotment, the other stockholders shall have the right to purchase such allotment on a pro-rata basis.

     On and after the Effective Date specified in Section 21(b), the Company shall have no further right to purchase shares of Company Stock under this Section and its limitations shall be null and void.

11.  CHANGE IN CONTROL OF THE COMPANY

     As used herein, a "Change in Control" shall mean:

     (a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole;

     (b) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (c) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than David J. Brailer becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Company (as measured by voting power rather than the number of shares);

     (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (as defined below); or

     (e) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction where the shareholders of the Company immediately prior to such transaction, own, immediately after giving effect to such transaction, a majority of the combined voting power of the corporation or other entity surviving such transaction.

     (f) As used herein, "Continuing Directors" means, as of the date of determination, any member of the Board of Directors who: (a) was a member of the Board of Directors on the date hereof or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors.

12.  CONSEQUENCES OF A CHANGE IN CONTROL

     (a) NOTICE.

         (i) If a Change in Control as described in Section 11 of the Plan will occur, then, at least 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change in Control, the Company shall give each optionee with any outstanding Stock Options written notice of such proposed Change in Control.

         (ii) If a Change in Control as described in Section 11 of the Plan may occur without approval by stockholders (or approval by the Board) and does so occur, then, at least 10 days after such Change in Control, the Company shall give each optionee with any outstanding Stock Options written notice of the Change in Control.

     (b) ELECTION PERIOD. In connection with the Change in Control and effective only upon such Change in Control, each such optionee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change in Control pursuant to
Section 5(d) of the Plan).

     (c) ELECTION RIGHT. During the Election Period, each such optionee shall have the right to elect:

         (i) To exercise in full any installments of such Stock Options not previously exercised or,

         (ii) To surrender all or part of such outstanding Stock Options, in exchange for a cash payment by the Company in an amount equal to the excess over the purchase price of the then Change in Control Price (as defined below) of the shares of Common Stock subject to the optionee's outstanding Stock Options.

     (d) TERMINATION OF STOCK OPTIONS. If an optionee does not make a timely election in accordance with Subsection (c) in connection with a Change in Control described in Section 11 where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), such Stock Options shall terminate as of the Change in Control. Notwithstanding the foregoing, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the option occurs under circumstances which are not deemed a modification of the option within the meaning of Sections 424(a) and 424(h)(3)(A) of the Code.

     (e) ACCOUNTING AND TAX LIMITATIONS.

         (i) Notwithstanding the foregoing, if the right described in Subsection
(c)(ii) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16 or make such Change in Control ineligible for desired tax treatment with respect to such Change in Control, that but for those provisions would otherwise be eligible for such treatment the optionee shall receive shares of Common Stock with a fair market value (as defined in Section 5(b)) equal to the cash that would otherwise be payable hereunder in substitution for the cash.

         (ii) Notwithstanding the foregoing, if the termination of the Stock Options described in Subsection (d) would make the applicable Change in Control ineligible for pooling of interest accounting treatment under APB No. 16, that but for such provision would otherwise be eligible for such treatment, each affected optionee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

     (f) CHANGE IN CONTROL PRICE. For purposes of this Section, Change in Control Price shall mean the higher of:

         (i) the highest reported sales price of a share of Common Stock in any transaction reported on an exchange or NASDAQ, or paid in any private transaction during the 60-day period prior to and including the date of the approval of the stockholders of the Company of such Change in Control and

         (ii) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Common Stock paid in such tender or exchange offer.

13.  AMENDMENT AND TERMINATION OF THE PLAN

     (a) AMENDMENT. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code.

     (b) TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

     (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns.

14. COVENANT NOT TO COMPETE; CONFIDENTIALITY AGREEMENT. All Grantees shall be required, as a condition of the Grantee's acceptance of the Grant, to be bound by a covenant not to compete and/or a confidentiality agreement with the Company containing such terms as the Committee and the Board shall deem advisable, unless the Committee shall determine otherwise.

15.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

16.  RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Employee, Non-Employee Director, consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

17.  NO FRACTIONAL SHARES

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.  WITHHOLDING OF TAXES

     The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

19.  REQUIREMENTS FOR ISSUANCE OF SHARES

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20.  HEADINGS

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.  EFFECTIVE DATE

     (a) EFFECTIVE DATE OF THE PLAN. Subject to the approval of the Company's stockholders, this Plan as amended and restated shall be effective as of December 24, 1998.

     (b) EFFECTIVENESS OF SECTION 16 AND SECTION 162(m) PROVISIONS. The provisions of the Plan that refer to, or are applicable to persons subject to,
Section 16 of the Exchange Act or Section 162(m) of the Code shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

22.  MISCELLANEOUS

     (a) SUBSTITUTE GRANTS. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) COMPLIANCE WITH LAW. The Plan, the exercise of Stock Options and the and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by an governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d) GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.